Exhibit 10(m)(ii)


                        LEASE AMENDMENT AND MODIFICATION
                        --------------------------------

     AGREEMENT made as of this 14th day of January, 2002, by and between Garden Spires Associates LP, c/o Alma Realty Company, 28-18 31st Street, Astoria, New York 11102 (hereinafter referred to as "Landlord"), and American Medical Alert Corporation, 3265 Lawson Boulevard, Oceanside, New York 11572 (hereinafter referred to as "Tenant").

                                   WITNESSETH

     WHEREAS, Landlord and Tenant are parties to a certain Agreement of Lease dated the 14th day of January, 2002 (hereinafter referred to as the "Lease"); and

     WHEREAS, Landlord and Tenant desire to modify the terms of the Lease.

     NOW, THEREFORE, in consideration of their mutual promises and covenants each to the other, and for other good and valuable consideration, the parties hereto agree to modify the terms and conditions of the Lease as follows:

     1. Tenant shall deliver it's preliminary plans, designs and specifications, as referred to at paragraph "7 B" of the Lease, setting forth the scope of work of Landlord and Tenant within forty-five (45)days from the date Tenant receives a fully executed original of the Lease and this Amendment (which plans, designs and specifications shall be subject to minor modifications by Tenant). This is to be deemed a material obligation of the Tenant under the Lease, the breach of which shall be considered an "Event of Default" under the Lease, as per paragraph "34" thereof, with the exception that Landlord need only serve a ten
(10) day Notice To Cure in the event Tenant fails to so comply.

     2. In all other respects, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand and seal the day and year first above written.

Garden Spires Associates LP


By: /s/ Garden Spires Associates
   -----------------------------


American Medical Alert Corporation


By: /s/ Jack Rhian C.O.O.
   -----------------------------


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